UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8,
2004


PURE CYCLE CORPORATION
(Exact name of registrant as specified in its charter)

	Delaware	84-0705083
(State of incorporation)
(I.R.S. Employer Identification No.)

8451 Delaware Street, Thornton, CO  80260
(Address of principal executive office)         (Zip Code)

Issuer's telephone number:   (303) 292-3456



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

This Current Report on Form 8-K is filed by Pure Cycle
Corporation, a Delaware corporation, in connection with the matters described herein.



ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;

	Effective December 8, 2004, Pure Cycle amended its Articles of Incorporation to reduce the number of authorized shares of common stock from 250,000,000 shares to forty million
(40,000,000) shares.

	At a meeting of stockholders held on April 12, 2004, the stockholders authorized the directors to reduce the authorized shares of common stock at any time prior to December 31, 2004. The directors determined to effect the reduction in authorized shares on November 23, 2004.

A full copy of the amendment is attached as exhibit 3.1.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

3.1 Amendment to Articles of Incorporation dated December 8,
2004.




SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


PURECYCLE CORPORATION


By:  /s/ Mark W. Harding,
President and Chief Financial
Officer

      December 9, 2004






EXHIBIT 3.1
CERTIFICATE OF AMENDMENT

to the

CERTIFICATE OF INCORPORATION

of

PURE CYCLE CORPORATION,
a Delaware corporation

* * * * *

Pursuant to the Delaware General Corporation Law

* * * * *

Pure Cycle Corporation, a Delaware corporation
(the Corporation), DOES HEREBY CERTIFY:

FIRST: This Certificate of Amendment amends the provisions of the Corporation's Certificate of Incorporation (the "Certificate of Incorporation").
SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted by the Corporation's board of directors and shareholders in accordance with Section 242 of the General Corporation Law of the State of Delaware and shall become effective when filed.
THIRD: Article IV of the Certificate of Incorporation is hereby amended by deleting Section 1 thereof in its entirety and substituting the following in lieu thereof:

Section 1. Authorized Shares. The number of shares of capital stock of all classes which the Corporation shall have authority to issue is sixty-five million (65,000,000) shares, of which forty million (40,000,000) shares shall be of a class designated as common stock, with a par value of one-third of one cent ($.00333) per share, and twenty-five million (25,000,000) shares shall be of a class designated as Preferred Stock, with a par value of one-tenth of one cent ($.001) per share.

* * * * *
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed by its duly authorized officer as of this 8th day of December, 2004.

Pure Cycle Corporation,
a Delaware corporation

By:   /s/ Mark W. Harding
         Mark W. Harding
         President